EXHIBIT 99.1

For Immediate Release

FLIGHT SAFETY TECHNOLOGIES, INC.
TO DEREGISTER COMMON STOCK

Knoxville, TN (July 29, 2009) The Board of Directors of Flight Safety Technologies, Inc. (OTCBB:FLTS) unanimously voted to terminate the registration of shares of its common stock and the filing of annual, quarterly and other periodic reports with the U.S. Securities and Exchange Commission in order to conserve financial and other resources for the continuing development and commercialization of its plasma technology. According to Kenneth Wood, CEO of the Company, "the significant savings of legal and accounting fees and costs associated with compliance with Sarbanes Oxley that we will realize from this action come at a critical time in our commercialization efforts, and, while we still need additional financing to roll out and gear up our products, these savings will help". The Company anticipates that after deregistration of its common shares, those shares may trade on the "pink sheets".

Mr. Wood indicated the Company would update shareholders about significant events on its website which can be accessed at www.flysafetech.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the limited resources of the company and availability of capital to fund operations and research and development, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Kenneth S. Wood
Chief Executive Officer
Flight Safety Technologies, Inc.
(865) 777-3780